                                                                         (e)(2)

                           HARDING LOEVNER FUNDS INC.
                                AMENDMENT TO THE
                             DISTRIBUTION AGREEMENT

         THIS AMENDMENT effective as of May 23, 2008, to the Distribution Agreement (the "Distribution Agreement") dated as of January 1st, 2008, by and among HARDING LOEVNER FUNDS INC., ("Company") a Maryland Corporation on behalf of its separate series listed on Exhibit A (each a "Fund" collectively the "Funds"), and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the "Distributor"). HARDING LOEVNER MANAGEMENT L.P., A LIMITED PARTNERSHIP organized under the laws of New Jersey, and the investment advisor to the Company, is a party hereto solely with respect to section 5.

                                    RECITALS

         WHEREAS, the parties to the Agreement desire to amend the Agreement ("Second Amendment) in the manner set forth herein;

         NOW THEREFORE, pursuant to section 11 of the Agreement, parties hereby amend the Agreement as follows:

         Effective as of the date of this First Amendment, Exhibit A of the Agreement shall be replaced in its entirety by Amended Exhibit A, attached herein.

       The Agreement, as amended, shall remain in full force and effect.
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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

QUASAR DISTRIBUTORS, LLC                     HARDING LOEVNER INC.

By: /s/ James R. Schoenike                   By: /s/ David R. Loevner
    -------------------------------              ------------------------------
    James R. Schoenike, President


HARDING LOEVNER MANAGEMENT L.P.


By: /s/ David R. Loevner
    -------------------------------
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                                   EXHIBIT A
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                   FUND NAMES

                Separate Series of Harding, Loevner Funds, Inc.

Name of Series                                                Date Added
--------------                                                ----------

Emerging Markets Portfolio                                    January 1, 2008
Global Portfolio                                              January 1, 2008
International Equity Portfolio                                January 1, 2008
International Small Companies Portfolio                       January 1, 2008
Institutional Emerging Markets Portfolio                      January 1, 2008
Frontier Emerging Markets Fund                                May 23, 2008